UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 9, 2005
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO	83201
(Address of Principal Executive Offices)	(Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 1 to the current report on Form 8-K/A amends the current report on Form 8-K filed by AMIS Holdings, Inc. (the “Company”) on September 15, 2005, and incorporated herein by reference, to include the financial statements and pro forma financial information required under Item 9.01.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On September 9, 2005, AMI Semiconductor, a subsidiary of the Company, purchased the semiconductor division of Flextronics International Ltd., as previously disclosed.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a)  Financial statements of business acquired.
     The financial statements required by this item are filed as Exhibits 99.1 and 99.2 to this Amendment. No. 1 to the Current Report on Form 8-K/A.
     (b)  Pro forma financial information.
AMIS Holdings, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements
     On September 9, 2005, AMI Semiconductor, Inc., Emma Mixed Signal CV and AMI Semiconductor Israel LTD, subsidiaries of AMIS Holdings, Inc. (the “Company”), closed the purchase of substantially all of the assets and certain liabilities of the semiconductor division of Flextronics International Ltd. (the “Flextronics Semiconductor Division”) for approximately $136.5 million in cash plus other liabilities. We refer to this as the Flextronics Acquisition. The Flextronics Semiconductor Division specializes in custom mixed-signal products, imaging sensors and digital application specific integrated circuits including field programmable gate array conversion products. The Flextronics Semiconductor Division employed approximately 170 people in the United States, the Netherlands and Israel. The Company increased its existing senior secured term loan by $110.0 million, used this term loan and existing cash to finance the Flextronics Acquisition, and amended its existing credit facility in order to permit the acquisition and new indebtedness.
     The following Unaudited Pro Forma Combined Condensed Financial Statements of AMIS Holdings, Inc. are based on the historical financial statements of the Company and the historical financial statements of the Flextronics Semiconductor Division, which we refer to as the Flextronics carve-out financial statements, all included elsewhere in this current report on Form 8-K/A. The unaudited combined condensed pro forma statements of operations for the year ended December 31, 2004 and the six months ended July 2, 2005 give effect to the Flextronics Acquisition and the increased indebtedness as if each transaction had occurred on January 1, 2004. The unaudited combined condensed pro forma statement of financial position as of July 2, 2005 gives effect to the Flextronics Acquisition and the increased indebtedness as if each transaction had occurred on July 2, 2005. The unaudited combined condensed pro forma statement of operations for the twelve months ended December 31, 2004 combines the Company’s historical results for the year ended December 31, 2004 with the Flextronics Semiconductor Division’s historical results for its fiscal year ended March 31, 2005. The unaudited combined condensed pro forma statement of operations for the six months ended July 2, 2005 combines both the Company’s and the Flextronics Semiconductor division’s historical results for that six month period. Accordingly, the Flextronics Semiconductor Division’s historical results for the three month period from January 1, 2005 to March 31, 2005 are included in the unaudited combined condensed pro forma statements of operations for the year ended December 31, 2004 and the six months ended July 2, 2005. The revenue and excess revenue over direct expenses of the Flextronics Semiconductor Division for the three months ended March 31, 2005 was $20.3 million and $2.3 million, respectively.
     The Unaudited Pro Forma Combined Condensed Financial Statements are presented for informational purposes only and do not purport to represent what the results of operations and the statement of financial position would have been had the Flextronics Acquisition and the increased indebtedness in fact occurred on the dates indicated, nor do they purport to project the results of operations for any future period. All pro forma adjustments are described more fully in the accompanying Notes. The pro forma adjustments are based upon preliminary estimates and certain assumptions that we believe are reasonable, and we believe all adjustments have been made that are necessary to present fairly the pro forma information.
     The Flextronics Semiconductor Division was conducted as part of Flextronics International Ltd. prior to the Flextronics Acquisition on September 9, 2005, and historically Flextronics did not prepare separate financial statements for the semiconductor division. The Flextronics carve-out financial statements included elsewhere in this Form 8-K/A were prepared in connection with the Flextronics Acquisition and are not intended to be a complete presentation of the operating results or financial position of the Flextronics Semiconductor Division on a stand-alone basis. As carve-out financial statements, these statements include allocations of the costs of shared activities and overhead of Flextronics International Ltd. These allocations are based upon various assumptions and estimates and actual results may have differed from these allocations, assumptions and estimates. In addition, the Flextronics carve-out financial statements do not include any allocation of Flextronics International Ltd. corporate overhead, interest or taxes because Flextronics management believed these charges could not be allocated to the Flextronics Semiconductor Division on a reasonable basis. Accordingly, the Flextronics carve-out financial statements should not be relied upon as being representative of the financial position or operating results of the Flextronics Semiconductor Division had it operated on a stand-alone basis, nor may they be representative of the amounts of those items for the Flextronics Semiconductor Division following the Flextronics Acquisition.
     The Flextronics Acquisition was accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” The purchase method of accounting allocates the aggregate preliminary purchase price to the assets acquired and liabilities assumed based upon their respective fair values. The final purchase price and resulting allocation is contingent upon completion of ongoing negotiations with Flextronics International Ltd. as to the operating liabilities assumed by us and the assets to which we are entitled. Additionally, the purchase price reflects the estimate of restructuring costs, accrued pursuant to EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination,” we expect to incur associated with the Flextronics Acquisition. Any adjustments as a result of the foregoing are not expected to have a significant effect on the Unaudited Pro Forma Combined Condensed Financial Statements.

     The following is a summary of the preliminary Flextronics Acquisition purchase price (in millions):

Cash paid to Flextronics International Ltd.	$136.5

Acquisition-related expenses	5.9

Receivable from Flextronics for a working capital adjustment	(5.2)

Exit-related liability costs	1.4

Operating liabilities assumed (including accounts payable of $5.7, deferred revenue of $1.4 and other current liabilities of $0.7)	7.8

Total purchase price	$146.4

     The following is a summary of the preliminary allocation of the Flextronics Acquisition purchase price (in millions):

Trade accounts receivable, net	$10.6

Inventory, net	4.2

Deferred costs	1.2

Deferred tax asset	3.6

Other current assets	0.6

Property, plant and equipment	4.4

Acquisition-related intangible assets	65.6

In-process research and development	0.8

Goodwill	55.4

Total purchase price allocated	$146.4

     The following is a detail of the acquisition-related intangible assets acquired in the Flextronics Acquisition (in millions):

	Total Value	Useful Life in Years

Customer relationships	$36.0	8

Proprietary technology	25.3	4

Patents	2.4	10

Non-compete agreement	1.9	3

Total acquisition-related intangible assets	$65.6

AMIS Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
(in millions, except per share data)

	For the Twelve Months Ended:
	December 31,	March 31,	December 31,		December 31,
	2004	2005	2004		2004
	AMIS	Flextronics
	Holdings	Semiconductor			Pro
	Historical	Division	Adjustments (1)		Forma

Revenue	$517.3	$70.7	$—		$588.0

Cost of revenue	271.0	40.8	(0.2	)(a)	311.6

Gross profit	246.3	29.9	0.2		276.4

Operating expenses:

Research and development	77.2	9.6	(0.4	)(a)	86.4

Selling, general and administrative	71.7	8.9	(0.1	)(a)	80.5

Amortization of acquisition-related intangible assets	1.3	—	11.7	(b)	13.0

In-process research and development	1.5	2.8	—		4.3

Restructuring charges	7.9	—	—		7.9

	159.6	21.3	11.2		192.1

Operating income (loss)	86.7	8.6	(11.0)		84.3

Other income (expense):

Interest income	2.1	—	—		2.1
Interest expense	(20.7)	—	(4.8	)(c)	(25.5)
Other income (expense), net	(0.7)	—	—		(0.7)

	(19.3)	—	(4.8)		(24.1)

Income (loss) before income taxes	67.4	8.6	(15.8)		60.2

Provision for income taxes	15.0	—	0.8	(d)	15.8

Net income (loss)	$52.4	$8.6	$(16.6)		$44.4

Basic net income per common share	$0.63				$0.54

Diluted net income per common share	$0.60				$0.51

Weighted average number of shares used in calculating basic net income per common share	82.9				82.9

Weighted average number of shares used in calculating diluted net income per common share	86.6				86.6

AMIS Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
(in millions, except per share data)

	For the Six Months Ended:
	July 2,	June 30, 2005	July 2, 2005		July 2,
	2005				2005
	AMIS	Flextronics
	Holdings	Semiconductor			Pro
	Historical	Division	Adjustments (1)		Forma

Revenue	$238.4	$41.6	$—		$280.0

Cost of revenue	124.5	25.4	(0.5	)(a)	149.4

Gross profit	113.9	16.2	0.5		130.6

Operating expenses:
Research and development	42.7	6.6	(0.9	)(a)	48.4

Selling, general and administrative	33.1	5.4	(0.1	)(a)	38.4

Amortization of acquisition-related intangible assets	2.4	—	5.8	(b)	8.2

Restructuring charges	1.3	—	—		1.3

	79.5	12.0	4.8		96.3

Operating income (loss)	34.4	4.2	(4.3)		34.3

Other income (expense):
Interest income	1.3	—	—		1.3
Interest expense	(8.0)	—	(2.9	)(c)	(10.9)
Other income (expense), net	(34.9)	—	—		(34.9)

	(41.6)	—	(2.9)		(44.5)

Income (loss) before income taxes	(7.2)	4.2	(7.2)		(10.2)

Provision (benefit) for income taxes	(7.4)	—	0.5	(d)	(6.9)

Net income (loss)	$0.2	$4.2	$(7.7)		$(3.3)

Basic net income (loss) per common share	$0.00				$(0.04)

Diluted net income (loss) per common share	$0.00				$(0.04)

Weighted average number of shares used in calculating basic net income (loss) per common share	85.4				85.4

Weighted average number of shares used in calculating diluted net income (loss) per common share	87.9				85.4

AMIS Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Financial Position
(in millions)

	July 2, 2005	June 30, 2005	July 2, 2005		July 2, 2005
		Flextronics
	AMIS	Semiconductor
	Holdings	Division			Pro
	Historical	Historical	Adjustments (1)		Forma

Assets
Current assets:
Cash and cash equivalents	$75.8	$—	$(23.1	)(e)	$52.7
Accounts receivable, net	77.7	13.1	—		90.8
Inventories, net	54.1	5.4	—		59.5
Deferred costs	—	1.3	—		1.3
Deferred tax assets	5.1	—	3.6	(f)	8.7
Prepaid expenses	25.0	—	(5.0	)(g)	20.0
Other current assets	11.8	0.9	5.2	(h)	17.9

Total current assets	249.5	20.7	(19.3)		250.9
Property, plant and equipment, net	192.1	5.8	—		197.9
Goodwill, net	16.9	—	50.7	(i)	67.6
Intangible assets, net	32.4	12.2	53.4	(j)	98.0
Deferred tax assets	50.3	—	—		50.3
Other long-term assets	29.0	—	1.6	(k)	30.6

Total assets	$570.2	$38.7	$86.4		$695.3

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2.1	$—	$1.2	(l)	$3.3
Accounts payable	32.7	6.2	—		38.9
Deferred revenue	—	1.9	—		1.9
Accrued expenses and other current liabilities	43.1	0.4	7.3	(m)	50.8
Income taxes payable	0.6	—	—		0.6

Total current liabilities	78.5	8.5	8.5		95.5
Long-term debt, less current portion	207.4	—	108.8	(n)	316.2
Other long-term liabilities	9.0	—	—		9.0

Total liabilities	294.9	8.5	117.3		420.7
Stockholders’ equity
Common stock	0.9	—	—		0.9
Additional paid-in capital	532.6	—	—		532.6
Accumulated earnings (deficit)	(270.4)	30.2	(30.9	)(o)	(271.1)
Deferred compensation	(0.2)	—	—		(0.2)
Accumulated other comprehensive income	12.4	—	—		12.4

Total stockholders’ equity	275.3	30.2	(30.9)		274.6

Total liabilities and stockholders’ equity	$570.2	$38.7	$86.4		$695.3

AMIS Holdings, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(in millions)
1.	The accompanying Unaudited Pro Forma Combined Condensed Financial Statements give effect to the following adjustments:
(a)	Represents the elimination of the Flextronics Semiconductor Division’s historical amortization expense of acquisition-related intangible assets.

(b)	Represents amortization of newly acquired acquisition-related intangible assets that would have been recorded on the combined entity’s statement of operations.

(c)	Represents incremental interest expense resulting from the issuance $110.0 of additional debt to finance the acquisition, using an effective interest rate of 4.1% and 5.0%, which represents LIBOR plus 1.5%, for the twelve months ended December 31, 2004 and the six months ended July 2, 2005, respectively. The impact of a change in the interest rate of 1/8% would be approximately $0.3 and $0.2 for the twelve months ended December 31, 2004 and the six months ended July 2, 2005, respectively. Amortization of deferred financing costs of $0.2 and $0.1 for the twelve months ended December 31, 2004 and July 2, 2005, respectively, is also reflected in this amount. Additional deferred financing costs related to the additional debt were $1.6 and are being amortized over the remaining life of the term loan.

(d)	Represents the pro forma income tax provision for the operations of Flextronics Semiconductor Division as if it were a stand-alone entity, based on a tax rate of 39%, which is the Company’s blended U.S. tax rate. This amount was $3.4 and $1.7 for the twelve months ended March 31, 2005 and the six months ended June 30, 2005, respectively. This amount also includes the pro forma income tax benefit on the pro forma adjustments based on a blended income tax rate of 16%, which was calculated by the Company based upon the expected tax jurisdictions in which the Flextronics Semiconductor Division’s income will be recognized. This amount was $(2.5) and $(1.2) for the twelve months ended December 31, 2004 and the six months ended July 2, 2005, respectively.

(e)	Represents the cash paid for the Flextronics Acquisition of $131.5 (excluding a $5.0 deposit paid and recorded in prepaid assets in June 2005) offset by the proceeds from the increase in the term loan of $110.0, less deferred financing costs associated with the increase in the term loan of $1.6.

(f)	Represents the deferred tax asset recorded as a result of the Flextronics Acquisition resulting from the bad debt reserve of $0.1, the inventory reserve of $1.8, the acquisition-related costs of $5.9 and the restructuring accrual of $1.4.

(g)	Represents the application to the purchase price of the deposit on the Flextronics Acquisition recorded in the historical statement of financial position of the Company as a prepaid asset.

(h)	Represents a receivable from Flextronics International Ltd. for a purchase price adjustment based on the change in working capital (as defined) for the semiconductor division of Flextronics International Ltd. from March 31, 2005 to September 9, 2005.

(i)	Represents the goodwill related to the Flextronics Acquisition.

(j)	Represents the identifiable acquisition-related intangible assets related to the Flextronics Acquisition of $65.6, netted against the elimination of historical acquisition-related intangible assets of $12.2 from the historical Flextronics Semiconductor Division statement of financial position.

(k)	Represents deferred financing costs related to the financing of the Flextronics Acquisition.

(l)	Represents the short-term portion of the additional debt related to the financing of the Flextronics Acquisition.

(m)	Represents accrued liabilities for acquisition-related transactions costs of $5.9 (comprised of employee retention costs of $1.1, employee severance costs of $1.3, both of which the Company is paying to Flextronics International Ltd. for their employees, a non-recurring engineering loss accrual of $2.5, office relocation costs of $0.1, out-of-pocket expenses of $0.4 and consulting fees of $0.5) and a restructuring accrual of $1.4 related to the Flextronics Acquisition.

(n)	Represents the long-term portion of the additional debt related to the financing of the Flextronics Acquisition.

(o)	Represents a reduction to accumulated earnings (deficit) for the tax-effected write-off of in-process research and development related to the Flextronics Acquisition of $0.7, netted with the elimination of the excess of assets acquired over liabilities assumed of $30.2 from the historical Flextronics Semiconductor Division statement of financial position.

(c) Exhibits

Exhibit No.	Description
23.1	Independent Auditors’ Consent
99.1	Audited Financial Statements as of and for the twelve months ended March 31, 2005 for Flextronics Semiconductor Inc., a division of Flextronics International Ltd.
99.2	Unaudited Financial Statements as of and for the three months ended June 30, 2005 for Flextronics Semiconductor Inc., a division of Flextronics International Ltd.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date: November 22, 2005	By:	/s/ David A. Henry
		Name:	David A. Henry
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Independent Auditors’ Consent
99.1	Audited Financial Statements as of and for the twelve months ended March 31, 2005 for Flextronics Semiconductor Inc., a division of Flextronics International Ltd.
99.2	Unaudited Financial Statements as of and for the three months ended June 30, 2005 for Flextronics Semiconductor Inc., a division of Flextronics International Ltd.